UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2009

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Private Placement – Second Closing

As previously reported in the Current Report on Form 8-K filed by Pet DRx Corporation (the "Company") with the Securities and Exchange Commission on January 27, 2009, the Company entered into a purchase agreement dated January 21, 2009 with certain accredited investors party thereto. Pursuant to the Purchase Agreement, at an initial closing held on January 21, 2009, the Company issued to affiliates of Galen Partners and Camden Partners, for an aggregate purchase price of $3,000,000, (i) $3,000,000 aggregate principal amount of the Company’s 12% senior secured convertible notes and (ii) warrants to purchase up to 6,923,076.92 shares of the Company’s common stock.

At a second closing held on February 4, 2009, the Company issued to certain accredited investors, for an aggregate purchase price of $2,500,000, (i) $2,500,000 aggregate principal amount of the Company’s 12% senior secured convertible notes and (ii) warrants to purchase 5,769,230 shares of the Company’s common stock. The terms and conditions of the notes and warrants issued at the second closing are identical to those of the notes and warrants issued at the first closing. The forms of the notes and warrants were previously filed with the Current Report described above, and are incorporated herein by reference. Pursuant to the terms of the Purchase Agreement, the Company may sell up to an additional $1,000,000 aggregate principal amount of its notes together with warrants to purchase up to 2,307,693.08 shares of its common stock on or before March 2, 2009.

The investors participating in the second closing include, among others, Gene Burleson (the Chief Executive Officer and a director of the Company), Harry Zimmerman (the Chief Financial Officer of the Company) and entities with certain relationships to Joel Kanter (a director of the Company) as indicated below:

Gene Burleson
Purchase Price: $300,000
Principal Amount of Notes: $300,000
Number of Warrant Shares: 692,307.60

Harry Zimmerman
Purchase Price: $50,000
Principal Amount of Notes: $50,000
Number of Warrant Shares: 115,384.60

Chicago Investments, Inc. (1)
Purchase Price: $275,000
Principal Amount of Notes: $275,000
Number of Warrant Shares: 634,615.30

Kanter Family Foundation (2)
Purchase Price: $25,000
Principal Amount of Notes: $25,000
Number of Warrant Shares: 57,692.30

(1) Joel Kanter’s brother is the President and a director of Chicago Investments, Inc.
(2) Joel Kanter is the President of the Kanter Family Foundation, an Illinois not-for-profit corporation.

Registration Rights Agreement

In connection with the issuance of shares of the Company’s common stock upon conversion of the notes and warrants described above, the Company and the investors entered into a Registration Rights Agreement dated February 10, 2009. Under the Registration Rights Agreement, the "Majority Holders" may make a demand for registration of all of their shares of common stock at any time commencing on March 31, 2010, subject to customary limitations. The Company is not required to effect more than two demand registrations. Additionally, the Majority Holders have unlimited Form S-3 demand registration rights and the investors were also granted piggyback registration rights upon the Company’s filing of a Registration Statement under the Securities Act of 1933 for its equity securities, in each case subject to customary limitations. The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See "Item 1.01 Entry into a Material Definitive Agreement" above, the contents of which are incorporated herein by reference in its entirety. As described in the Company’s Current Report on Form 8-K filed on January 21, 2009, a premium ranging from 150% to 400%, in addition to the original principal amount, is due upon any repayment of the notes.

Item 3.02 Unregistered Sales of Equity Securities.

See "Item 1.01 Entry into a Material Definitive Agreement" above, the contents of which are incorporated herein by reference in its entirety.

This document does not, and shall not, constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 8.01 Other Events.

Once the warrants that were issued to the affiliates of Camden Partners on January 21, 2009, as described in Item 1.01 above, become exercisable following stockholder approval, Richard Johnston, a current director of the Company, could be deemed an "affiliated person" as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which would result in his being ineligible to serve as a member of the Audit Committee of the Company’s Board of Directors. In view of the foregoing, Mr. Johnston resigned as a member of the Audit Committee as of February 2, 2009, and the Board of Directors of the Company appointed Gary Brukardt, a current director of the Company, to the Audit Committee as of such date. The Board of Directors of the Company determined that Mr. Brukhardt meets the audit committee standards under the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Brukhardt will serve as a member of the Audit Committee until the next annual meeting of the stockholders at which directors are elected, or until his successor is duly elected and qualified.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Registration Rights Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

February 10, 2009	By:	Gene E. Burleson

Name: Gene E. Burleson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Registration Rights Agreement